UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2014

C2E Energy, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

65-1139235
(I.R.S. Employer Identification No.)

333-106299
(Commission File Number)

Design Quarter, Nicol Grove office Park
Leslie Road, Fourways 2044
South Africa
 (Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: +27 (11) 513-1446

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws.

On January 11, 2014, the Board of Directors approved with the consent of a majority of the shareholders an amendment to the Certificate of Incorporation to change the name of the Company to Eco Fuel Energy, Inc. On the same date the Board of Directors approved with the consent of a majority of the shareholders to do a 1 for 5 reverse stock split and to subsequently increase the Registrants Authorized number of shares of Common Stock to 1 billion shares with a par value of $.0001 each. The Amended Certificate of Incorporation has been filed with the Secretary of State of Florida. Attached are Exhibit 5.1 The Resolution of the Board of Directors and 5.2 Consent of Stockholders and 5.3 Articles of Amendment.

ITEM 7.01 Regulation FD Disclosure

The Board of Directors on January 11, 2014 approved with the consent of a majority of the shareholders the change of name to Eco Fuel Energy, Inc. and to perform a 1 for 5 reverse stock split and to subsequently increase the Authorized number of common shares to 1 billion with a par value of $.0001 each, effective February 24, 2014 with no mandatory exchange of certificates.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (b) EXHIBITS

Exhibit No. Exhibits ----------- -------- 5.1 The Resolution of the Board of Directors 5.2 Consent of Stockholders 5.3 Article of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C2E Energy, Inc.
Date: January 31, 2014 By: /s/ Johannes Roux ----------------------------- Johannes Roux Principal Executive Officer, President and Director